Exhibit 10.1

    August 22nd, 2013

    PRIVATE & CONFIDENTIAL
    Ms. Melinda Wohl
    Apex Systems Integrators Inc.
    8697 Research Drive
    Irvine, CA
    92618

    Dear Ms. Wohl:

   Re: Investment No. 064984-01, Loan Agreement dated June 4, 2012 as amended from time to time

    We have amended the terms and conditions of the investment as follows:

    SECURITY

    Replace:
       An Investment Agreement signed by Apex Systems Integrators Inc. and 2314505 Ontario Inc., containing normal representations and warranties for this type of transaction.

    By:
       An Investment Agreement signed by Apex Systems Integrators Inc., containing normal representations and warranties for this type oftransaction.

    Replace:
       General Security Agreement from Apex Systems Integrators Inc. and 2314505 Ontario Inc. providing:

          - A security interest on all assets, subject only to:

                       - Priority on inventory  and accounts receivable, intellectual property, patents, and trademarks and all other present and after-acquired personal property to the lender extending line of credit and the term financing;

BDC will agree to the BDC standard Subordination Agreement with the lender extending line of credit provided that the terms are satisfactory to BDC. If the agreement is to include standstill provisions, then the total interest rate will automatically  be increased by 0.5%.

    By:
       General Security Agreement from Apex Systems Integrators Inc. providing:

         - A security interest on all assets, subject only to:

Apex Systems Integrators Inc., Investment No. 064984-01 Page 2 August 22nd, 2013

- Priority on inventory and accounts receivable, intellectual property, patents, and trademarks and all other present and after-acquired personal property to the lender extending line of credit and the term financing;

BDC will agree to the BDC standard Subordination Agreement with the lender extending line of credit provided that the terms are satisfactory to BDC. If the agreement is to include standstill provisions, then the total interest rate will automatically be increased by 0.5%.

Replace:
    Assignment of the life insurance policy on the life of Don Dalicandro in the amount of $1,700,000, with BDC shown as loss payee.

    By:
       Assignment of Accidental Death and Dismemberment insurance policy on the life of Don Dalicandro in the amount of $1,700,000, with BDC shown as loss payee.

    UNDERLYING CONDITION

    Replace:
You will use the funds as planned in the financial program and maintain, for the duration of this investment, a term debt to tangible net worth ratio of the borrower not exceeding 0.9:1(measured quarterly); and a minimum working capital amount (measured quarterly) representing 10% of the borrower(s)  Annual Gross Sales of the previous year, revised yearly 90/120 days after each year end. For the purposes of these calculations, BDC Capital and the investment from DecisionPoint Systems Inc. will be considered Equity.

    By:
You will maintain, for the duration of this investment, a term debt to equity ratio of the borrower not exceeding 1.1:1(measured annually); and an adjusted current ratio of 0.40:1(measured annually) and revised yearly 120 days after each year end. For the purposes of the Current Ratio calculation, the amounts due from D. Dalicandro and the accrued earnout will be eliminated from the calculation.  The BDC reserves the right to reset the covenants on an annual basis.

Apex Systems Integrators Inc., Investment No. 064984-01 Page3 August 22nd, 2013

    Delete:
In the event the amalgamation of 2314505 Ontario Inc. and Apex Systems Integrators Inc. does not take place at closing, 2314505 Ontario Inc. will provide a General Security Agreement providing:

          -  A security interest in all assets, subject only to:

-  Priority on inventory  and accounts receivable,intellectual property, patents, and trademarks and all other present and after-acquired personal property to the lender extending line of credit and the term debt.

BDC will agree to the BDC standard Subordination Agreement with the lender extending line of credit provided that the terms are satisfactory to BDC. If the agreement is to include standstill provisions, then the total interest rate will automatically be increased by 0.5%.

    Delete:

       If the $1,300,000 Investment comes in as a related party loan, the full amount will be postponed and assigned in the Bank's favour. No interest may be paid.

       Upon your acceptance of the amendment, the letter  of offer and the security for the loan are deemed amended to the extent of this change.

       To give effect to the amendments, kindly sign and return the attached copy of this letter.

       Upon acceptance, this agreement is binding on Business Development Bank of Canada, the obligants, the guarantors and their successors and assigns.

ACKNOWLEDGMENT
(Please sign and return entire letter)

       We hereby agree to the above-mentioned amendments.

Dated this	15th	day of	October	,2013.

       BORROWER
       Apex Systems Integrators Inc.

Authorized Signing Officer
Name and title:
I have authority to Bind the Corporation

       GUARANTOR
       DecisionPoint Systems Inc.

Authorized Signing Officer
Name and title:
I have authority to Bind the Corporation

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